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                                  EXHIBIT 24

                              POWER OF ATTORNEY



        The undersigned hereby authorizes and designates Ira F. Levy as attorney-in-fact to execute and file with the Securities and Exchange Commission and Regal International, Inc. on behalf of the undersigned (i) the Statement on
Schedule 13D and any amendments thereto, and (ii) the Form 3, Initial Statement of Beneficial Ownership of Securities. Such authorization and designation shall expire on December 31, 1997.

        DATED:  February 4, 1996.

                                       CHINA STRATEGIC HOLDINGS, LIMITED

                                       BY:  /s/ CATHERINE MA
                                          --------------------------------------
                                                  Authorized Signature(s)

                                       TITLE:  Executive Director & Secretary
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